Exhibit 99.1

Concrete Pumping Holdings Reports First Quarter Results for Fiscal Year 2019

DENVER, CO – March 18, 2019 – Concrete Pumping Holdings, Inc. (Nasdaq: BBCP) (the “Company”), a leading provider of concrete pumping services and concrete waste management services in the U.S. and U.K. markets, today reported financial results for the first fiscal quarter ended January 31, 2019.

On December 6, 2018, the Company, formerly known as Concrete Pumping Holdings Acquisition Corp., consummated the previously announced business combination transaction (the “Business Combination”) pursuant to which it acquired (i) the private operating company formerly called Concrete Pumping Holdings, Inc. (“CPH”) and (ii) the former special purpose acquisition company called Industrea Acquisition Corp. In connection with the closing of the Business Combination, the Company changed its name to Concrete Pumping Holdings, Inc. The financial results described herein for the dates and periods prior to the Business Combination relate to the operations of CPH prior to the consummation of the Business Combination.

First Fiscal Quarter ended January 31, 2019 vs. First Fiscal Quarter ended January 31, 2018

●	Revenue increased 11% to $58.4 million.
o	Revenue pro forma for acquisitions increased 4% to $58.4 million.
●	Gross margin was 39.8% compared to 43.2%.
●	Net loss was $26.2 million compared to net income of $17.6 million. Net loss for the quarter was driven by the Business Combination, including an increase in transaction costs of $14.2 million and an increase in debt extinguishment costs of $16.4 million.
●	Adjusted EBITDA[1] increased 5% to $17.1 million.
o	The difference between net loss and Adjusted EBITDA is described in the Reconciliation of Net Income (Loss) to Adjusted EBITDA table below.
●	Earnings per share information is not presented or discussed as it is not deemed meaningful given the capital structure of the Predecessor and Successor entities[2] are not comparable.

Management Commentary

“First quarter results were driven by our U.S. concrete pumping segment, Brundage-Bone, which experienced improved utilization rates across its asset base, as well as increased volume in the Colorado and Arizona markets from recent acquisitions,” said Concrete Pumping Holdings CEO Bruce Young. “Overall, results came in as expected as we generated top-line growth in almost all of our markets. This was partially offset by adverse weather conditions in the West Coast region of the U.S. The majority of the impacted projects in the West Coast region are expected to resume throughout the year.

“The first fiscal quarter is typically a seasonally slower period for our businesses, but despite this and adverse weather conditions in the quarter, our results were encouraging. We remain on track with our long-term growth strategy, which is supported by the continued positive trends we are seeing across the business and in the end-markets we serve. Additionally, we see significant opportunities for continued market share gains in the U.S. and U.K. concrete pumping regions, as well as the continued roll-out and growth of our Eco-Pan business.”

1 Adjusted EBITDA is a financial measure that is not calculated in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”). Adjusted EBITDA is not pro forma for acquisitions. See “Non-GAAP Financial Measures” below for a discussion of the definition of this measure and reconciliation of such measure to its most comparable GAAP measure.

2 See “Presentation of Predecessor and Successor Financial Results” section below.

First Quarter Fiscal Year 2019 Financial Results

Revenue in the first quarter of fiscal year 2019 increased 11% to $58.4 million compared to $52.8 million in the year-ago quarter. The increase was largely due to the improved utilization of assets in almost all the Company’s markets, as well as the impact from the asset acquisition of Richard O’Brien Companies (“O’Brien Acquisition”) in April 2018, which supported our existing operations in the Colorado and Arizona markets. This was partially offset by negative weather conditions across California and Oregon and the effect of the strengthening U.S. Dollar on our U.K. operations.

Gross profit in the first quarter of fiscal year 2019 was $23.2 million compared to $22.8 million in the year-ago quarter. Gross margin was 39.8% compared to 43.2% in the year-ago quarter. The decline in gross margin was primarily due to the step-up in depreciation related to the Business Combination and O’Brien asset acquisition, as depreciation expense related to pumping equipment is included in cost of operations.

General and administrative expenses in the first quarter of fiscal year 2019 were $18.6 million compared to $13.7 million in the year-ago quarter. As a percent of revenue, general and administrative expenses were 31.8% compared to 26.0% last year. The increase was largely due to nearly $4.0 million of higher amortization expense caused by the step-up in fair value of certain intangible assets related to the Business Combination.

Net loss in the first quarter of fiscal year 2019 was $26.2 million compared to net income of $17.6 million in the year-ago quarter. The decline was primarily driven by the Business Combination, which resulted in depreciation and amortization expense increasing $5.1 million, transaction costs increasing $14.2 million, debt extinguishment costs increasing $16.4 million, and interest expense increasing $2.1 million over the year-ago period. Additionally, the first quarter of fiscal year 2018 included a substantial tax benefit due to the enactment of the Tax Cuts and Jobs Act.

Adjusted EBITDA (a non-GAAP financial measure that is not pro forma for acquisitions and is defined below) in the first quarter of fiscal year 2019 increased 5% to $17.1 million compared to $16.4 million in the comparable year-ago quarter.

As of January 31, 2019, the Company had $4.8 million of cash and $374.3 million of total outstanding debt compared to $8.6 million of cash and $238.8 million of total outstanding debt at October 31, 2018. On completion of the Business Combination, all of the Predecessor’s debt was extinguished, and the Company entered into a term loan agreement and an asset based lending credit agreement, resulting in an increased debt level as of January 31, 2019.

Segment Results

U.S. Concrete Pumping – Brundage-Bone. Revenue in the first quarter of fiscal year 2019 increased 15% to $40.7 million compared to $35.4 million in the year-ago quarter. The increase was largely due to the improvement in the Colorado and Arizona market results, as well as increased utilization of our operating asset base across the majority of our end markets. This was partially offset by harsh winter weather conditions, which affected operations across California and Oregon.

U.K. Concrete Pumping – Camfaud. Revenue in the first quarter of fiscal year 2019 increased 2% to $11.0 million compared to $10.7 million in the year-ago quarter. Results were driven by an improvement in utilization rates, which were partially offset by the currency effect of the strengthening of the U.S. dollar.

Concrete Waste Management Services – Eco-Pan. Revenue in the first quarter of fiscal year 2019 was $6.7 million and was in line with the year-ago quarter. These results were impacted by the unfavorable weather conditions experienced during the quarter, most notably in our West Coast divisions.

Conference Call

The Company will hold a conference call today at 10:00 a.m. Eastern time to discuss its first quarter fiscal year 2019 results.

Date: Monday, March 18, 2019

Time: 10:00 a.m. Eastern time (8:00 a.m. Mountain time)

Toll-free dial-in number: 1-877-407-9039

International dial-in number: 1-201-689-8470

Conference ID: 13688042

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios at 1-949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the Company’s website at www.ir.concretepumpingholdings.com.

A replay of the conference call will be available after 1:00 p.m. Eastern time on the same day through April 15, 2019.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 13688042

About Concrete Pumping Holdings

The Company is the leading provider of concrete pumping services and concrete waste management services in the fragmented U.S. and U.K. markets, operating under the only established, national brands in both markets (Brundage-Bone and Camfaud, respectively). The Company’s large fleet of specialized pumping equipment and trained operators position it to deliver concrete placement solutions that facilitate substantial labor cost savings to customers, shorten concrete placement times, enhance worksite safety and improve construction quality. The Company is also the leading provider of concrete waste management services in the U.S. market, operating under the only established, national brand – Eco-Pan. Highly complementary to its core concrete pumping service, Eco-Pan provides a full-service, cost-effective, regulatory-compliant solution to manage environmental issues caused by concrete washout. As of January 31, 2019, the Company provided concrete pumping services in the U.S. from a footprint of 80 locations across 22 states, concrete pumping services in the U.K. from 28 locations, and route-based concrete waste management services from 14 locations in the U.S.  For more information, please visit www.concretepumpingholdings.com or the Company’s brand websites at www.brundagebone.com, www.camfaud.co.uk, or www.eco-pan.com.

Forward‐Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the outcome of any legal proceedings that may be instituted against the Company or its subsidiaries; the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably and retain its key employees; the ability to consummate the acquisition of Capital Pumping LP and its affiliates, including obtaining the requisite financing therefor, and realize the expected benefits from such acquisition; changes in applicable laws or regulations; the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Non-GAAP Financial Measures

Adjusted EBITDA is a financial measure that is not calculated in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”). The Company believes that this non-GAAP financial measure provides useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company’s management also uses this non-GAAP financial measure to compare the Company’s performance to that of prior periods for trend analyses, determining incentive compensation and for budgeting and planning purposes. Adjusted EBITDA is also used in quarterly financial reports prepared for the Company’s board of directors. The Company believes that this non-GAAP measure provides an additional tool for investors to use in evaluating the Company’s ongoing operating results and in comparing the Company’s financial results with competitors who also present similar non-GAAP financial measures.

Adjusted EBITDA is defined as net income calculated in accordance with GAAP plus interest expense, income taxes, depreciation, amortization, transaction expenses, gain (loss) on sale of assets, non-recurring adjustments, management fees and other one-time and non-operational expenses. Adjusted EBITDA is not pro forma for acquisitions.

The following tables reconcile Adjusted EBITDA to net income (loss) calculated in accordance with GAAP. Current and prospective investors should review the Company’s audited financial statements, which are filed with the U.S. Securities and Exchange Commission, and not rely on any single financial measure to evaluate the Company’s business. Other companies may calculate Adjusted EBITDA differently and therefore this measure may not be directly comparable to similarly titled measures of other companies.

As the underlying business and financial results of the Successor and Predecessor entities are expected to be largely consistent, excluding the impact on certain financial statement line items that were impacted by the Business Combination, management has combined the first quarter of fiscal year 2019 results of the Predecessor and Successor periods for comparability in certain tables below. Accordingly, in addition to presenting our results of operations as reported in our consolidated financial statements in accordance with GAAP, the tables below present the non-GAAP combined results for the first quarter of fiscal year 2019.

Presentation of Predecessor and Successor Financial Results

As a result of the Business Combination, the Company is the acquirer for accounting purposes and CPH is the acquiree and accounting predecessor. The Company’s financial statement presentation distinguishes the Company’s presentations into two distinct periods, the period up to the Closing Date (labeled “Predecessor”) and the period including and after that date (labeled “Successor”). The merger was accounted for as a business combination using the acquisition method of accounting, and the Successor financial statements reflect a new basis of accounting that is based on the fair value of the net assets acquired. As a result of the application of the acquisition method of accounting as of the effective time of the Business Combination, the accompanying Consolidated Financial Statements include a black line to distinguish the results for Predecessor and Successor reporting entities shown, as they are presented on a different basis and are therefore, not comparable.

Contact:

Company: Iain Humphries Chief Financial Officer 1-303-289-7497	Investor Relations: Liolios Cody Slach 1-949-574-3860 BBCP@Liolios.com

Concrete Pumping Holdings, Inc.

Consolidated Statements of Income

Three-Months Ended January 31, 2019 and 2018

	Successor	Predecessor	Successor / Predecessor Combined (non-GAAP)	Predecessor

(dollars in thousands)	December 6, 2018 through January 31, 2019	November 1, 2018 through December 5, 2018	Three months ended January 31, 2019	Three months ended January 31, 2018

Revenue	$33,970	$24,396	$58,366	$52,802
Cost of operations	21,103	14,027	35,130	30,001
Gross profit	12,867	10,369	23,236	22,801
Gross margin	37.9%	42.5%	39.8%	43.2%

General and administrative expenses	13,681	4,936	18,617	13,704
Transaction costs	-	14,167	14,167	8
Income (loss) from operations	(814)	(8,734)	(9,548)	9,089

Other (expense) income:
Interest expense	(5,592)	(1,644)	(7,236)	(5,087)
Loss on extinguishment of debt	-	(16,395)	(16,395)	-
Other income (expense), net	11	6	17	12
	(5,581)	(18,033)	(23,614)	(5,075)

Income (loss) before income taxes	(6,395)	(26,767)	(33,162)	4,014

Income tax (benefit) provision	(2,765)	(4,192)	(6,957)	(13,544)

Net income (loss)	(3,630)	(22,575)	(26,205)	17,558

Concrete Pumping Holdings, Inc.

Segment Revenue
Three-Months Ended January 31, 2019 and 2018

	Successor	Predecessor	Successor / Predecessor Combined (non-GAAP)	Predecessor
($000s)	December 6, 2018 through January 31, 2019	November 1, 2018 through December 5, 2018	Three months ended January 31, 2019	Three months ended January 31, 2018
U.S. Concrete Pumping - Brundage-Bone	24,068	16,624	$40,692	$35,419
U.K. Concrete Puming - Camfaud	5,815	5,143	$10,958	10,728
Concrete Waste Management Services - Eco-Pan	4,088	2,628	$6,716	6,655
Revenue	$33,970	$24,396	$58,366	$52,802

Concrete Pumping Holdings, Inc.

Reconciliation of Reported Revenue to Revenue Pro Forma for Acquisitions
Three-Months Ended January 31, 2019 and 2018

	Three-Months Ended January 31,
($000s)	2019	2018
Revenue, reported	$58,366	$52,802
O'Brien revenue (pre-acquisition)	-	3,254
Revenue Pro Forma for Acquisitions	$58,366	$56,056

Note:
O'Brien was acquired in April 2018 and its financial results are included as “pre-acquisition” financials for 2017.

Concrete Pumping Holdings, Inc.

Reconciliation of Net Income (Loss) to Reported EBITDA to Adjusted EBITDA

Three-Months Ended January 31, 2019 and 2018

	Successor	Predecessor	Successor / Predecessor Combined (non-GAAP)	Predecessor
(dollars in thousands)	December 6, 2018 through January 31, 2019	November 1, 2018 through December 5, 2018	Three months ended January 31, 2019	Three months ended January 31, 2018
Statement of operations information:
Net income (loss)	$(3,630)	$(22,575)	$(26,205)	$17,558
Interest expense, net	5,592	1,644	7,236	5,087
Income tax (benefit) expense	(2,765)	(4,192)	(6,957)	(13,544)
Depreciation and amortization	8,374	2,713	11,087	5,950
EBITDA	7,571	(22,410)	(14,839)	15,051
Transaction expenses	-	14,167	14,167	8
Loss on debt extinguishment	-	16,395	16,395	-
Other (income) expense	(11)	(6)	(17)	(12)
Other adjustments	-	1,442	1,442	1,324
Adjusted EBITDA	$7,560	$9,588	$17,148	$16,371